                  [Form of Face of Senior Floating Rate Note]

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

CUSIP NO.

REGISTERED NO. FLR

                               BARNETT BANKS, INC.


                    MEDIUM-TERM FLOATING RATE NOTE, SERIES D

                   Due Nine Months or More From Date of Issue

                  [INCLUDE LEGEND IF THIS IS A GLOBAL NOTE ---

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

          [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS
NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]



ORIGINAL ISSUE DATE:       INITIAL INTEREST RATE:    MATURITY DATE:
INTEREST RATE BASIS:       INDEX MATURITY:           SPECIFIED CURRENCY:
                                                    (if other than U.S. dollars)
REDEEMABLE ON OR AFTER
(AT OPTION OF COMPANY):    SPREAD MULTIPLIER:        SPREAD:  +
                                                              -

MAXIMUM INTEREST RATE:     MINIMUM INTEREST RATE:    INTEREST PAYMENT PERIOD:

EXCHANGE RATE AGENT                 INITIAL REDEMPTION     INITIAL RESET PERIOD:
(Only applicable if                 PERCENTAGE:
Specified Currency is
other than U.S. Dollars)

CALCULATION AGENT:                  INTEREST RESET DATE:

INITIAL DATE ON WHICH THIS          ALTERNATIVE RATE EVENT
NOTE IS REPAYABLE AT THE            SPREAD:
OPTION OF THE HOLDER:

INITIAL REPAYMENT PERCENTAGE:

ANNUAL REPAYMENT
PERCENTAGE REDUCTION:

INTEREST PAYMENT DATES:                                        ANNUAL REDEMPTION
                                                               PERCENTAGE
                                                               REDUCTION:

CALCULATION DATES:                                             AUTHORIZED
                                                               DENOMINATIONS:
                                                               (Only applicable
                                                               if Specified
                                                               Currency is other
                                                               than U.S.dollars)

INTEREST DETERMINATION
DATES:

          BARNETT BANKS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company"), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of __________________________________________ (any
coin or currency other than U.S. dollars being hereinafter referred to as a "Specified Currency"), on the Maturity Date specified above, or if such date is not a Business Day, the next succeeding Business Day (the "Maturity Date"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest commencing with the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period," on the Interest Payment Dates specified above and at Maturity, on said principal sum, in like

                                                                               3
coin or currency, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading "Determination of Interest Rate Per Annum for Prime Rate Notes," "Determination of Interest Rate Per Annum for LIBOR Notes," "Determination of Interest Rate Per Annum for Treasury Rate Notes," "Determination of Interest Rate Per Annum for Commercial Paper Notes," "Determination of Interest Rate Per Annum for CD Rate Notes," "Determination of Interest Rate Per Annum for Federal Funds Rate Notes," "Determination of Interest Rate Per Annum for CMT Rate Notes," "Determination of Interest Rate Per Annum for 11th District Cost of Funds Rate Notes," or "Determination of Interest Rate Per Annum for J.J. Kenny Rate Notes," depending upon whether the Interest Rate Basis is Prime Rate, LIBOR, Treasury Rate, Commercial Paper Rate, CD Rate, Federal Funds Rate, CMT Rate, 11th District Cost of Funds Rate or J.J. Kenny Rate, as specified above; PROVIDED, HOWEVER, that if any Interest Payment Date specified above would otherwise fall on a day that is not a Business Day (as defined herein), such Interest Payment Date will be the following day that is a Business Day, except that in the event that the Interest Rate Basis for this Note is LIBOR, if such day falls in the next calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day; PROVIDED, FURTHER, that the Company will make such payments in a Specified Currency in the Specified Currency specified above in amounts determined as set forth on the reverse hereof; PROVIDED, HOWEVER, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the election of the Holder as provided herein and (ii) at the election of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. Interest on this Note shall accrue
(a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semi-annually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted weekly, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the last date to which interest has been paid, unless the date hereof is a Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Original Issue Date is after any Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted weekly, as provided above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, in which case interest on this Note shall accrue from and including the last date to which interest has been paid or duly provided for to and including such Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date, and interest payable at Maturity will be paid to the Person to whom said principal sum is payable; PROVIDED, HOWEVER, that the first payment of interest on a Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. "Record Date" shall mean the fifteenth day (whether or not a Business Day) prior to any Interest Payment Date. "Business Day" shall mean any day other than a Saturday or Sunday which is not a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York and (a) in the event that the Interest Rate Basis for this Note is LIBOR, in the City of London, (b) in the event that this Note is denominated in a Specified Currency (other than European Currency Units ("ECUs")), in the financial center of the country issuing the Specified Currency and (c) if this Note is denominated in ECUs, in the financial center of each country that issues a component currency of the ECU and that is not a non-ECU settlement day. "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity, redemption or repayment) payable in U.S. dollars will be made by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or the Holder of the equivalent thereof in a Specified Currency other U.S. dollars) shall be entitled to receive interest payments (other than at Maturity, redemption or repayment) by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date for such payment of interest. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity payable in U.S. dollars will be made in immediately available funds upon presentation of this Note at the corporate trust office of The First National Bank of Chicago, as paying agent ("Paying Agent"), in New York, New York, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

          Payments of principal, premium, if any, and interest to be made in a Specified Currency will be paid by wire transfer of immediately available funds to a designated account maintained with a bank located in the country issuing the Specified Currency as shall have been designated at least 15 calendar days prior to the payment date by the Holder of this Note. If such wire transfer instructions are not so provided, payments of principal of, premium, if any, and interest on this Note will be made by check drawn upon a bank located in the financial center in the country issuing the Specified Currency (or, if this Note is denominated in ECUs, a bank located in the financial center of any country that issues a component currency).

          Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its corporate trust office in Chicago, Illinois and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

          The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder or Holders of this Note in respect of which payments are made.

         If the principal of and any premium or interest on, this Note is payable in a Specified Currency (other than ECUs) and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, the Company will be entitled to satisfy its obligations to the Holder of this Note by making payment in U.S. dollars on the basis of the most recently available exchange rate as specified by the Exchange Rate Agent as provided herein. If the principal of and any premium and interest on this Note is payable in ECUs and ECUs are not available due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then the Company will be entitled to satisfy its obligations under this Note by making payments in U.S. dollars on the basis of the most recently available exchange rate as specified by the Company or its agent as provided herein.

          Any Interest Payment Date which is not a Business Day shall be the next succeeding Business Day with the same force and effect as if payment had been made on the due date and no interest shall accrue for the period from and after such date; PROVIDED, HOWEVER, that if the Interest Rate Basis of this
Note is LIBOR and if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day which is a Business Day.

          Any payment of principal, premium, if any, or interest on the Maturity of this Note which is due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, BARNETT BANKS, INC. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION               BARNETT BANKS, INC.
This Note is one of a designated series
of Securities described in the Indenture
referred to on the reverse hereof            By:


THE FIRST NATIONAL BANK OF CHICAGO,
  as  Trustee,
                                                Attest:
      By:

            Authorized Officer                  Secretary


                                                [SEAL]

                 [Form of Reverse of Senior Floating Rate Note]
                               BARNETT BANKS, INC.
                    MEDIUM-TERM FLOATING RATE NOTE, SERIES D
                   Due Nine Months or More From Date of Issue


          This Note is one of a duly authorized issue of Medium-Term Notes, Series D of the Company (hereinafter called the "Notes"), issued or to be issued in one or more series under and pursuant to an indenture, dated as of March 16, 1995 (as supplemented or amended from time to time, the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

          Unless otherwise specified on the face hereof, the rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Date will be, in case this Note resets daily, each Business Day; in case this Note resets weekly (unless the Treasury Rate is specified as the Interest Rate Basis on the face hereof), the Wednesday of each week; in case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in case this Note resets monthly (other than 11th District Cost of Funds Rate Notes), the third Wednesday of each month; in the case of 11th District Cost of Funds Rate Notes which reset monthly, the first calendar day of each month; in case this Note resets quarterly, the third Wednesday of March, June, September and December; in case this Note resets semiannually, the third Wednesday of two months of each year, specified on the face hereof; and in case this Note resets annually, the third Wednesday of one month of each year, specified on the face hereof; PROVIDED, HOWEVER, that the interest rate in effect from the date of issue to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Interest Rate Basis of this Note is LIBOR and if such Business Day is the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

            DETERMINATION OF INTEREST RATE PER ANNUM FOR PRIME RATE NOTES. If the Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, set forth in "Statistical Release H.15(519), Selected Interest Rates", published by the Board of Governors of the Federal Reserve System or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Determination Date will be the arithmetic mean (adjusted or multiplied as described above) of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Interest Determination Date, the Prime Rate will be the arithmetic mean (adjusted or multiplied as described above) of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be determined as the arithmetic mean (adjusted or multiplied as described above) on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates. If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding sentence, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until Maturity, redemption or repayment of this Note or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the Spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternative Rate Event Spread."

          DETERMINATION OF INTEREST RATE PER ANNUM FOR LIBOR NOTES. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date shall equal [the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date ("LIBOR-Telerate")] [the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, provided that at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBO-Reuters")].

          If on any Interest Determination Date [where LIBOR-Telerate applies, the rate for deposits in U.S. dollars having the applicable Index Maturity does not appear on the Telerate Page 3750 as specified above] [where LIBOR-Reuters applies, fewer than two offered rates for deposits in U.S. dollars having the applicable Index Maturity appear on the Reuters Screen LIBO Page as specified above], LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified on the face hereof and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, LIBOR with respect to such Interest Determination Date shall be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          "Telerate Page 3750" means the display page designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates).

          "Reuters Screen LIBO Page" means the display page designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates).

          DETERMINATION OF INTEREST RATE PER ANNUM FOR TREASURY RATE NOTES.
If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as published in H.15(519), under the heading "Treasury Bills-auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise reported by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auctions of Treasury Bills having the Index Maturity specified on the face hereof are not published or announced as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the interest rate per annum with respect to such Calculation Date shall be a yield to Maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (adjusted or multiplied as described above) of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted or multiplied as described above; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the

Calculation Agent are not quoting bid rates as described in this sentence, the interest rate per annum hereon with respect to such Interest Determination Date shall be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          DETERMINATION OF INTEREST RATE PER ANNUM FOR COMMERCIAL PAPER RATE NOTES. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal (a) the Money Market Yield (as defined herein) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, (i) as such rate is published in H.15(519), under the heading "Commercial Paper," or (ii) if such rate is not published on or prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations"), under the heading "Commercial Paper," or (b) if by 3:00 P.M., New York City time, on such Calculation Date, such rate is not published in either of such publications, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; PROVIDED, HOWEVER, that if fewer than three such dealers are quoting as described above, the interest rate per annum hereon with respect to such Interest Determination Date will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

      Money Market Yield = 100 x         360 X D
                                 ---------------------------------
                                         360 - (D x M)
where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR CD RATE NOTES. If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof for negotiable certificates of deposit having the specified Index Maturity as published in Release H.15(519) under the heading "CDs (Secondary Market)," in the event that such rate is not published prior to

9:00 A.M., New York City time, on the relevant Calculation Date, relating to such Interest Determination Date, then the CD Rate with respect to such Interest Determination Date shall be the rate (adjusted or multiplied as described above) for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit;" if by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Determination Date shall be the arithmetic mean (adjusted or multiplied as described above) of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S.$5,000,000; PROVIDED, HOWEVER, that, if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          DETERMINATION OF INTEREST RATE PER ANNUM FOR FEDERAL FUNDS RATE
NOTES. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, on the Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate with respect to such Interest Determination Date shall be the rate (adjusted or multiplied as described above) on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Determination Date shall be the arithmetic mean (adjusted or multiplied as described above) of the rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date shall be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

DETERMINATION OF INTEREST RATE PER ANNUM FOR J.J. KENNY RATE NOTES

          If the Interest Rate Basis specified on the face hereof is J.J.
Kenny Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, on the Interest Determination Date for the high-grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high-grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's

Ratings Group in respect of issuers most closely resembling the high-grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Interest Determination Date with respect to J.J. Kenny Notes shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a Holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such Holder with the interest rate that will become effective as of the next Interest Reset Date.

DETERMINATION OF INTEREST RATE PER ANNUM FOR 11TH DISTRICT COST OF FUNDS RATE NOTES

          If the Interest Rate Basis specified on the face hereof is 11th District Cost of Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, on the Interest Determination Date for the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Interest

Determination Date. If such rate does not appear on Telerate Page 7058 on any related Interest Determination Date, the 11th District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such Interest Determination Date.

DETERMINATION OF INTEREST RATE PER ANNUM FOR CMT RATE NOTES

          If the Interest Rate Basis specified on the face hereof is CMT Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, on the Interest Determination Date displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York

(which may include an Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes"), with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated;

PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

          Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Calculation Date. The Calculation Agent's determination of the interest rate on this Note shall be final and binding on the Company and the Holder of this Note in the absence of manifest error.

          All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward.

          The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

          Interest payments hereon will include interest accrued from, and including, the date of issue or from, and including the last date to which interest has been paid to or duly provided for, but excluding the applicable
Interest Payment Date.   Accrued interest shall be calculated by multiplying the
face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified on the face hereof, the interest factor for each such day shall be computed by dividing the interest rate per annum applicable to such day by 360 if the

Interest Rate Basis specified on the face hereof is Prime Rate, LIBOR, Commercial Paper Rate, CD Rate, Federal Funds Rate, 11th District Cost of Funds Rate or J.J. Kenny Rate or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is Treasury Rate or CMT Rate.

          The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes, Prime Rate Notes and J.J. Kenny Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned; PROVIDED, HOWEVER, that if, as the result of a legal holiday, an auction is so held on the Friday preceding the Interest Reset Date, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week; PROVIDED, FURTHER, that if an auction falls on a day that is an Interest
Reset Date, such Interest Reset Date will be the next following Business Day.

          The "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

          Unless otherwise specified on the face hereof, if this Note is denominated in a Specified Currency, a Holder of this Note who, in accordance with the provisions of this Note, elects to receive payments in U.S. dollars will receive payments of principal, premium and interest in U.S. dollars delivered with reference to the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent solicited the sale of this Note on behalf of the Company) selected by the Exchange Rate Agent for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the Holder of the Note by deductions from such payments.

          If the principal of and any premium or interest on this Note is payable in a Specified Currency and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community at the time of any scheduled payment of principal, premium or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment made in U.S. dollars pursuant to the preceding sentence shall be made on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

          If the Specified Currency is in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for such Components.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

          If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples specified on the face hereof under Authorized Denominations (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination specified on the face hereof, on any Business Day on or after the Initial Date on which the Note is repayable at the option of the Holder specified on the face hereof, at the option of the Holder, at the repayment amount specified on the face hereof, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the thirtieth day, or, if such day is not a

Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) the certificate number or a description of the tenor and terms of this Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The First National Bank of Chicago, Attention: Corporate Services Trust Division, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

          The Notes are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, if the Note is denominated in a Specified Currency, in the denominations specified on the face hereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, a new Note or Notes in authorized denominations in U.S. dollars or the Specified Currency, as the case may be, for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

          If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

          The Company, the Trustee and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                           ---------------------------

                            OPTION TO ELECT REPAYMENT
                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS

          The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at _____________________________
_____________________________________________________________________________

(please print or typewrite name and address of the undersigned).

          For this Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the thirtieth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a certificate number or a description of the tenor and terms of the Note, (d) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the Holder elects to have repaid:
____________________________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid

(in the absence of any such specification, one such Note will be issued for the portion not being repaid):
___________________



Date:__________________________    ____________________________________________
                                   Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                     _______________________________________

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--  as tenants in common   UNIF GIFT MIN ACT --_____Custodian____________
TEN ENT--  as tenants by the entireties               (Cust)            (Minor)
JT TEN --  as joint tenants with right of     Under Uniform Gifts to Minors Act
           survivorship and not as tenants
           in common                         ___________________________________
                                                            (State)
    Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Note and does hereby irrevocably constitute and appoint
________________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ________________________
____________________________________________


                                    ___________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.